UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2008

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

2005 Employee Equity Participation Program

At the Annual Meeting of Shareholders held on April 24, 2008, the Shareholders of the Company approved the amendment of the 2005 Employee Equity Participation Program (the "2005 Program"). The description which follows is qualified in its entirety by reference to the full text of the 2005 Program as set forth in Exhibit 10.

Purpose: The 2005 Program is designed to provide a flexible mechanism to permit employees to obtain equity ownership in the Company, thereby increasing their proprietary interest in the Company’s growth and success.

Amendment to 2005 Plan: The 2005 Plan is amended to change the Termination Date to May 1, 2013.

Administration: The 2005 Program is administered by a committee (the "Committee") appointed by the Board of Directors, consisting of three or more directors, each of whom meets (i) each of the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) the definition of an "outside director" under the regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee will report to the Board of Directors the names of individuals selected to participate in the 2005 Program and the extent of their participation in the 2005 Program. No member of the Committee or non-employee member of the Board is eligible to participate in the 2005 Program. The Committee may delegate to an executive officer of the Company certain rights and responsibilities, including the right to grant awards or options to individuals except that only the Committee may grant awards or options to officers and to persons who are not employees.

Eligibility and Participation: The Committee will select the individuals who are eligible to participate in the 2005 Program. These individuals may include key executive, managerial and technical employees (including officers and employees who are directors) as well as other persons who, while not employees, provide substantial advice or other assistance or services to the Company and its subsidiaries.

Number of Shares to be optioned or granted under the 2005 Program: Under the 2005 Program, the maximum number of shares of Corning Common Stock that may be optioned or granted to eligible participants is 115,000,000. Shares available for option or grant in a given year but not actually granted in such year may be carried over and used in a succeeding year.

Amendment, Administration and Termination. The 2005 Program expires May 1, 2013, and no shares may be optioned or awarded and no rights to receive shares may be granted after that date. The Board of Directors is authorized to terminate or amend the 2005 Program, except that it may not increase the number of shares available thereunder or reduce the minimum stock option and stock appreciation right exercise prices below fair market value.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the April 24, 2008 Corning Incorporated Annual Meeting of Shareholders, shareholders elected the following four directors to three-year terms: John Seely Brown, 68, retired Chief Scientist of Xerox Corporation; Gordon Gund, 68, Chairman and Chief Executive Officer of Gund Investment Corporation; Kurt M. Landgraf, 61, President and Chief Executive Officer of Educational Testing Service; and H. Onno Ruding, 68, retired Chairman of Citicorp and Citibank, N.A.

John M. Hennessy, 71, Independent Senior Advisor of Credit Suisse First Boston and Padmasree Warrior, 47, Chief Technology Officer of Cisco Systems, Inc. completed their terms as Directors and stepped down from the Corning Board on April 24, 2008. Ms. Warrior had been a Corning Director since 2005 and Mr. Hennessy since 1989, and neither stood for re-election. Mr. Hennessy was named an honorary Director Emeritus by the Board of Directors in recognition of his long term contributions.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

10 Second Amended Corning Incorporated 2005 Employee Participation Program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

April 25, 2008	By:	Katherine A. Asbeck

Name: Katherine A. Asbeck
Title: Senior Vice President, Finance

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Exhibit Index

Exhibit No.	Description

10	Second Amended Employee Equity Participation Program